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                                                                   Exhibit 10.17

                                  TECHCOLUMBUS

                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") is made this 2nd day of August, 2006 between TECHCOLUMBUS, an Ohio not-for-profit corporation ("Sublessor"), and METAMATERIA PARTNERS, LLC. ("Subtenant").

     1. LEASE OF PREMISES. In consideration of the rent, the Sublessor subleases to Subtenant, the space ("Premises"), located at the following address: 1275 Kinnear Road, Columbus, Ohio (the "Real Property"). The Premises consist of approximately 8287 square feet of space as more particularly described as suite(s) 130, 133, 135, 136, 137, 237, 239, 241, 255, 257, 274 and 276. (see
exhibit A)

     This Sublease is subject and subordinate to a certain lease dated January 18, 1994 between the Ohio State University, as "Lessor", and Sublessor, as "Lessee", (the "Main Lease").

     2. PARKING. Client and employee parking is located at the east end of the building, parking spaces located in the front of the building are reserved for visitors.

     3. TERM. Subtenant shall lease the Premises for a term of 1 year (months/years) beginning on July 1, 2006 and ending on June 30, 2007. Sublessor shall not be liable for failure to deliver the Premises to Subtenant on the beginning date of this Sublease for reasons beyond Sublessor's control.

     4. RENT/LATE CHARGES/ADDITIONAL RENT.

          A. RENT. Subtenant agrees to pay Sublessor rent at the annual rate of ONE HUNDRED SIX THOUSAND TWO HUNDRED DOLLARS AND 00/100 ($106,200.00) in equal monthly payments of EIGHT THOUSAND EIGHT HUNDRED FIFTY DOLLARS AND 00/100 ($8,850.00) in advance, on the first day of each calendar month during the term. In the event that the term agreed to does not begin on the first day of the month, or end on the last day of the month, the first and/or last monthly rental payment shall be prorated.

          B. LATE CHARGE. Subtenant agrees to pay Sublessor a late charge of Ten Dollars ($10.00) per day if the rent is not paid in full by the tenth day of the month up to maximum of $600.00.

          C. ADDITIONAL RENT. Subtenant agrees to pay all charges incurred for TechColumbus services furnished by Sublessor as well as any other amounts due to Sublessor as additional rent, which shall be paid along with the monthly installments of rent.

     5. USE OF PREMISE. The Premises shall only be used for: Commercial Development of Proprietary Materials Technology.

     6. SECURITY DEPOSIT. Sublessor acknowledges receipt of a Security Deposit in the amount of SIX THOUSAND TWO HUNDRED DOLLARS AND 00/100 ($6,200.00) as a deposit for the

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faithful performance by Subtenant of all its obligations under this Sublease as well as any extensions or renewals thereof. No interest shall be paid on Subtenant's Security Deposit.

     7. REPORTS. Subtenant acknowledges that Sublessor provides space and business incubation services through grants and subsidies from city, state and other governmental agencies, and such agencies have various funding requirements and often require periodic information reports, including information as to the number of new, full time jobs created by Subtenant's business enterprise. Subtenant further acknowledges that Subtenant's admission, graduation, and reporting guidelines as described in Exhibit B and will require periodic reporting of business status in areas of planning and finance. Subtenant agrees to provide such information as required by Sublessor in a timely and accurate manner, and acknowledges that this Sublease is not binding upon Sublessor if Subtenant does not qualify for the funding programs of the various governmental agencies in which Sublessor participates.

     8. SUCCESS OR FAILURE OF SUBTENANT'S BUSINESS. Subtenant specifically recognizes and acknowledges that the business venture to be undertaken by Subtenant under this Sublease depends upon the ability of Subtenant as an independent businessperson, as well as other factors, such as market and economic conditions beyond the control of Sublessor and Subtenant. Subtenant acknowledges that success or failure of Subtenant's business enterprise will be dependent on business acumen and diligence of Subtenant. Subtenant agrees that success or failure of Subtenant's business will not depend on Sublessor's performance under this Sublease Agreement, and Sublessor makes no representation or warranties as to the success of Subtenant's business.

     9. RULES AND REGULATIONS. Subtenant shall observe any rules and regulations regarding the Premises, which are enforceable against Sublessor under the Main Lease. Sublessor shall provide a copy of any such rules and regulations to Subtenant within 5 days after receipt by Sublessor. Failure to enforce any rules and regulations shall not constitute a waiver thereof. It shall be Subtenant's obligation to see that Subtenant's employees, invitees and agents obey such rules and regulations.

     10. SUBTENANT'S PROPERTY. All fixtures, furnishings, equipment, inventory and other personal property at any time located upon the Premises, whether such property is owned by Subtenant, Sublessor or any other person, and any additions, alterations and improvements to the Premises made by Subtenant shall be kept and maintained by Subtenant at its sole risk, and Subtenant shall bear all cost, loss and expense for any casualty or theft risk in connection with such fixtures, furnishings, equipment, inventory and other personal property. Subtenant shall indemnify and save and hold harmless Sublessor from and against any and all loss, cost and expense, including but not limited to reasonable attorney fees, by reason of any damage to or destruction of any fixtures, furnishings, equipment, inventory and other personal property and any such additions, alterations and improvements made to the Premises by Subtenant. Sublessor will, however, be responsible for any damage to the personal property of Subtenant or its invitees or clients, while such property is in the Premises, which results from the negligent act or omission of Sublessor's employees or agents while acting within the scope of their employment.


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     11. SUBTENANT ALTERATIONS, INSTALLATIONS AND CHANGES IN PREMISES. Sublessor
and Subtenant shall comply with all applicable provisions of Ohio Revised Code Chapter 4115, entitled Wages and Hours on Public Works, and with the Americans with Disabilities Act of 1990 (ADA), 42 U.S.C. section 12131.

     Subtenant shall not, without the prior written consent of Sublessor and the Lessor under the Main Lease ("Lessor"), make any additions, alterations or improvements (other than routine interior redecoration such as painting and wallpapering) in or to the Premises, including but not limited to the installation of fixtures, appliances or equipment, or the changing of the Premises or any part thereof. Prior to the commencement of any permitted additions, alterations or improvements to the Premises, Subtenant shall submit plans and specifications therefore to Sublessor for its approval in writing, which shall not unreasonably be withheld. Said additions, alterations or improvements shall be made in a good and workmanlike manner, in accordance with the said plans and specifications therefore and in compliance with all applicable statutes, ordinances, rules and regulations. Sublessor may, but shall not be obligated to, inspect such additions, alterations or improvements, which Subtenant shall make to the Premises. Subtenant shall pay all costs of making any additions, alterations or improvements and shall agree to keep the leased Premises free from any liens, claims or encumbrances, and shall indemnify and save Sublessor harmless from and against all loss, cost and expense, including but not limited to reasonable attorney's fees, arising out of Subtenant's additions, alterations or improvements.

     All additions, alterations and improvements made by Subtenant shall become the property of Sublessor (or Lessor, as provided in the Main Lease) upon the expiration or termination of this Sublease; provided, however, that Sublessor may, at its option and in accordance with Section 26 below, require Subtenant to remove, at Subtenant's sole cost and expense, any such additions, alterations and improvements at the end of the Sublease term or any renewal thereto.

     12. MAINTENANCE AND REPAIR. Subtenant shall not damage the Premises and shall keep and maintain the interior of the Premises and all additions, alterations, and improvements thereto in good condition and repair, including but not limited to the exterior doors, windows and window frames, custodial services, carpet cleaning, window washing, other minor interior repairs and maintenance, bulb replacement, and reasonable periodic painting as determined by Sublessor. Subtenant shall, further, keep the Premises in a clean, safe and healthy condition free of insects, rodents, termites, vermin and other pests so as to conform to all lawful requirements, laws and ordinances and directions of the proper public authorities. In the event any portion of the Premises shall be damaged because of improvements installed by Subtenant or through the fault or neglect of Subtenant, Subtenant shall promptly and properly repair such damages at its cost even though it involves foundation or structural repairs. If Subtenant refuses or neglects to commence or complete said repairs and/or replacements promptly and adequately, Sublessor may, but shall not be required to, make or complete said repairs and replacements and Subtenant shall pay the costs thereof to Sublessor upon demand.

     Subtenant shall coordinate its trash removal with the Sublessor and shall deposit its ordinary trash and refuse in the trash dumpster provided by the Sublessor (or Lessor, as the case may be). Subtenant shall be responsible for the collection, storage, and disposal of its extraordinary trash and refuse including, but not limited to, bio-hazardous materials, chemicals,


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and low-level nuclear materials as provided in Section 23. Said collection, storage, and disposal shall be in accordance with Section 5 hereof and subject to the general direction of The Ohio State University's Office of Environmental and Occupational Health and Safety.

     All repairs and replacements made by Subtenant shall be equal or better in quality to the original work. If Subtenant refuses or neglects to commence or complete repairs and/or replacements for which Subtenant is responsible, promptly and adequately, Sublessor may, but shall not be required to, make or complete said repairs and replacements, and Subtenant shall pay the costs thereof to Sublessor immediately upon Sublessor giving notice of same to Subtenant; provided, however, that no such action by Sublessor shall in any way be deemed to be a waiver by Sublessor of any right Sublessor may have hereunder on account of any default by Subtenant.

     13. MECHANIC'S LIENS. If, as a result of any such additions, alterations, improvements, repairs or replacements (hereinafter in this section referred to as the "construction"), the Premises or any part thereof shall at any time during the Sublease term or any renewal term thereof, become subject to any vendor's, mechanic's, laborer's, materialmen's or other similar liens based upon furnishing of materials or labor to the Premises and not contracted for by Sublessor or Lessor, Subtenant shall cause the same to be discharges at its sole cost and expense within 45 days after Subtenant shall have actual notice of the existence thereof. If such liens are not discharged within said 45-day period, Sublessor may at any time thereafter while the lien remains undischarged, repossess the Premises and enjoy the same as if the Sublease had not been made, and thereupon Subtenant's rights under this Sublease shall terminate, without prejudice, however, to any of the rights of Sublessor, including recovery from Subtenant of all rent reserved hereunder, which will thereupon accelerate and become immediately due and payable. The foregoing notwithstanding, Subtenant agrees that in the event any such liens are filed, they shall affect only the leasehold estate vested in Subtenant and shall in no way affect the leasehold estate vested in Sublessor or Lessor's fee simple ownership of the Premises.

     14. DAMAGE OR DESTRUCTION. If the Premises shall be so damaged or destroyed by fire or other casualty that the same, in the opinion of Sublessor (or Lessor, as the case may be), are untenantable, the Sublessor shall have the right to terminate this Sublease effective as of the date of such damage or destruction, which option shall be exercised, if at all, by Sublessor giving Subtenant written notice of same within thirty (30) days after such damage or destruction if reasonably possible. If this Sublease shall be terminated in accordance with this section, the rent hereunder shall be apportioned to the date of such damage or destruction, and Subtenant shall immediately surrender and deliver up the Premises to Sublessor. If Sublessor elects not to terminate this Sublease in accordance with this section, provided, however, that the Main Lease is not terminated by Lessor, the rent hereunder shall abate from the date of such damage or destruction to the date the Premises are again tenantable. In such event, Sublessor shall use its best efforts to enforce the provisions of the Main Lease requiring Lessor to promptly repair or rebuild the Premises (except such fixtures, furnishings, equipment and tenant improvements as shall have been installed by Subtenant), and this Sublease shall remain in full force and effect.

     If the Premises shall be so damaged by fire or other casualty that the Premises (exclusive of such fixtures, furnishings, equipment and tenant improvements as shall have been installed by

Subtenant), in the sole opinion of Sublessor, is not thereby rendered untenantable, provided, however, that the Main Lease is not terminated by Lessor, then Sublessor shall use its best efforts to enforce the provisions of the Main Lease requiring Lessor to promptly repair the Premises (except such fixtures, furnishings, equipment and tenant improvements as shall have been installed by Subtenant), and this Sublease shall remain in full force and effect; provided, however, that until such repairs have been completed, the rent shall be reduced by the same proportion as that proportion of the Premises that in the sole reasonable opinion of Sublessor is untenantable. All decisions of Sublessor in accordance with this section shall be final and shall be binding upon Subtenant.

     Anything in this section to the contrary notwithstanding, if any of the said damage or destruction shall have been caused by the willful or negligent act or omission of Subtenant, no right or obligation of Sublessor under this section nor the exercise of any such right or the performance of any such obligation shall prejudice or be deemed to constitute a waiver of any rights or claims Sublessor may have against Subtenant by reason of such willful or negligent act of omission by Subtenant.

     15. SUBTENANT'S CASUALTY INSURANCE. During the term of this Sublease, Subtenant, shall, at its sole cost and expense, carry and maintain for the mutual benefit of itself and Sublessor, a policy of fire and extended coverage insurance insuring all fixtures, furnishings, equipment inventory and other personal property at any time located upon the Premises, against damage and destruction by all causes generally insured against in policies of fire and extended coverage insurance written on properties in Franklin County, Ohio, in the amount of 80% of the full insurable value thereof, as determined by the insurance company issuing such policy of insurance. Such policy of insurance shall bear an endorsement to the effect that the insurer agrees to notify Sublessor not less than ten (10) days in advance of any modification or cancellation thereof. Such policy of insurance shall be issued by an insurance company and shall be in form acceptable to Sublessor. Upon the execution hereof, Subtenant shall deposit with Sublessor such policy of insurance or a certificate thereof. Not less than ten (10) days prior to the due date for the payment of premiums upon such policy of insurance, Subtenant shall deposit with Sublessor evidence satisfactory to Sublessor of the payment of such premiums. Not less than ten (10) days prior to the termination date of such policy of insurance, Subtenant shall deposit with Sublessor evidence satisfactory to Sublessor of the renewal of such policy of insurance. Sublessor's failure to receive or demand any evidence of insurance required herein, however, shall in no way diminish or affect Subtenant's obligation to obtain such insurance.

     Subtenant shall cause each insurance policy carried by it pursuant to this Sublease to be written in such a manner so as to provided that insurer waives all right of recovery by way of subrogation against Sublessor in connection with any loss or damage covered by the policy. If Subtenant fails to procure such waiver, it will indemnify Sublessor for all moneys to which any subrogor hereunder becomes entitled and the cost of reasonable attorney's fees of any claim for subrogation.

     16. LIABILITY INSURANCE. During the initial and any additional term of this Sublease, Subtenant shall at its sole cost and expense, carry and maintain, for the mutual benefit of itself, Sublessor and its officers, agents and employees, a policy of general liability insurance against claims for personal injuries, wrongful death or property damage occurring on or about


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the Premises with minimum amount of coverage of One Million Dollars
($1,000,000.00) on account of bodily injury and/or death of persons and/or on account of damage to property. Subtenant agrees to deposit said policy or policies (or certificates thereof) with Sublessor prior to the date of occupancy by Subtenant, said policy or policies naming as insured both Subtenant and Sublessor. Such policy of insurance shall be issued by an insurance company acceptable to Sublessor, and shall bear an endorsement to the effect that the insurer agrees to notify Sublessor not less than ten (10) days in advance of any modification or cancellation thereof. Not less than ten (10) days prior to the termination date of such policy of insurance, Subtenant shall deposit with Sublessor evidence satisfactory to Sublessor of the renewal of such policy of insurance. Sublessor's failure to demand or request a Certificate of Insurance shall not affect Subtenant's obligation to obtain and maintain the required insurance. Subtenant shall cause to be issued and shall maintain during the term of this Sublease such Workers' Compensation and disability insurance as may, from time to time, be required by city, county, state or federal laws. Evidence of such insurance shall be delivered to Sublessor prior to the date of occupancy by Subtenant, and thereafter, at such times as Sublessor may require.

     17. UTILITIES. Subtenant shall be responsible for telephone and data communications installation and usage charges. Sublessor shall not be responsible for the quality, quantity, interruption or failure in the supply of any utility to the Premises when said supply is so affected as a result of conditions beyond the control of Sublessor. Sublessor shall use its best efforts to enforce the provisions of the Main Lease requiring Lessor to provide all other utilities.

     18. ASSIGNMENT AND SUBLETTING BY SUBTENANT. Subtenant shall not, without the prior written consent of Sublessor and Lessor, assign or transfer its interests under this Sublease in whole or in part or sublet all or any part of the Premises. If Subtenant is a corporation, any transfer of this Sublease from Subtenant by merger, consolidation or liquidation shall constitute an assignment for the purpose of this Sublease and shall require the written consent of Sublessor and Lessor. Sublessor shall not unreasonably withhold consent to any such assignment, sublet or transfer. Any consent by Sublessor to any assignment or subletting shall not constitute a waiver of the necessity of such consent to any subsequent assignment or subletting. Each assignee or transferee shall assume and be deemed to have assumed this Sublease and shall remain liable jointly and severally with Subtenant for the payment of all rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Subtenant's part to be paid and performed for the term of this Sublease. No assignment shall be binding on Sublessor unless such assignee or Subtenant shall deliver to Sublessor a counterpart of such assignment and instrument in recordable form which contains a covenant of assumption by the assignee. No assignment or subletting by Subtenant with the consent of Sublessor and Lessor shall relieve Subtenant of its obligations hereunder unless Sublessor and Lessor expressly so agree in writing.

     19. INDEMNIFICATION. Subtenant shall indemnify and save and hold harmless Sublessor and its officers, trustees, agents and employees from and against any and all loss, liability, damage, cost and expense, including but not limited to reasonable attorney fees, for injury, death, loss or damage of whatever nature to any person, property or any other claim by Subtenant or its officers, employees, agents, customers, licensees, invitees or any other person, firm or corporation resulting from the Subtenant's occupancy or use of the Premises. In the


                                       6

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event that any action or proceeding is instituted against Sublessor by reason of any such claim or event, Subtenant shall resist and defend such action or proceeding at Subtenant's sole cost and expense or cause it to be resisted and defended by an insurer. Notwithstanding the foregoing, Sublessor shall be responsible for any liability that results from the negligent, reckless or intentional act or omission or its employees or agents while they are acting within the scope of their employment.

     20. SUBLESSOR'S LIEN FOR RENT. Subtenant hereby grants a lien, to Sublessor, of Subtenant's interest in all improvements, fixtures or personal property on the Premises. In the event Subtenant fails to cure default under this Sublease, Subtenant authorizes Sublessor to take possession of the property free and clear of Subtenant's interest therein.

     21. SUBORDINATION AND EARLY TERMINATION. Subtenant agrees that this Sublease and Subtenant's interest in this shall be secondary to any mortgage, deed of trust or other method of financing or refinancing now or hereafter placed on the Premises, the property, the land underlying the Premises and/or the building of which the Premises is a part. Subtenant further agrees that it will execute and deliver any and all documents necessary to show that Subtenant's rights are secondary under this Sublease.

     If the Main Lease is terminated, this Sublease shall be terminated as well, in which case, Subtenant shall pay all rent due and perform and observe all of the covenants hereof up to the time of vacation by Subtenant, and neither Sublessor nor Subtenant shall have a claim against the other for damages for such early termination.

     22. HOLDING OVER. Should Subtenant hold over after the term of this Sublease expires, Subtenant shall become a Subtenant on a month-to-month basis upon all of the terms and conditions specified in this Sublease.

     23. HAZARDOUS SUBSTANCES.

          A. SUBLESSOR'S CONSENT REQUIRED. Subtenant shall not cause or permit any Hazardous Substances, as defined below, to be brought upon or kept or used in or about the Premises and the Property (the "Real Property") by Subtenant, its agents, employees, contractors or invitees, unless (a) such hazardous Substances are necessary for Subtenant's business (and such business is a permitted use under Section 5) and (b) Subtenant first obtains the written consent of Sublessor.

          B. COMPLIANCE WITH ENVIRONMENTAL LAWS. Subtenant shall at all times and in all respects comply with all local, state and federal laws, ordinances, regulations and orders (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal, or transportation of any Hazardous Substances.

          C. HAZARDOUS SUBSTANCES HANDLING. Subtenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Real Property. Except as discharged into the


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sanitary sewer in strict accordance and conformity with all applicable Hazardous
Substances Laws and only with the proper written consent of the Sublessor, Subtenant shall cause any and all Hazardous Substances removed from the Premises (or from the Real Property, if at Subtenant's direction) to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Subtenant shall in all respects handle, treat, deal with, and manage any and all Hazardous Substances in, on, under, or about the Real Property in total conformity with all applicable Hazardous Substances Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of the Sublease, Subtenant shall cause all Hazardous Substances to be removed from the Premises (except such Hazardous Substances, if any, as were located in the Premises prior to the commencement of Subtenant's occupancy thereof) and the Real Property (if Subtenant caused such Hazardous Substances to be located on the Real Property) and to be transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Substances Laws; provided, however, that Subtenant shall not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises, or the Real Property, nor enter into any settlement agreement, consent, decree, or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises or the Real Property, without first notifying Sublessor of Subtenant's intention to do so and affording Sublessor ample opportunity to appear, intervene, or otherwise appropriately assert and protect Sublessor's interest with respect thereto.

          D. NOTICES. If at any time Subtenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has come to be located on or beneath the Real Property, Subtenant shall, immediately upon discovering such presence or suspected presence of the Hazardous substance, give written notice of that condition to Sublessor. In addition, Subtenant shall immediately notify Sublessor in writing of (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Substances Laws, (ii) any claim made or threatened by any person against Subtenant, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Substances and (iii) any reports made to any local, state, or federal environmental agency, fire and safety agency or board of health arising out of or in connection with any Hazardous Substances in or removed from the Premises of the Real Property, including any complaints, notices, warnings, or asserted violations in connection therewith. Subtenant shall also supply to Sublessor as promptly as possible, and in any event within five (5) business days after Subtenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises, the Real Property, or Subtenant's use thereof. Subtenant shall promptly deliver to Sublessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Substances removed from the Premises or the Real Property.

          E. DEFINITION OF HAZARDOUS SUBSTANCES. As used in this Sublease, the term "Hazardous Substance or Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (459 CFR 172.101) or by the Environmental Protection Agency as hazardous substances, (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including without limitation,


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any materials, waste or substance which is (i) petroleum, (ii) asbestos, (iii)
polychlorinated biphenyls, (iv) defined as a "hazardous waste" under the laws and regulations of the State of Ohio, (v) defined as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251, et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
1317), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901, (42 U.S.C. 6903) or
(vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601, et seq. (42 U.S.C. 9601).

          F. INDEMNIFICATION OF SUBLESSOR. Subtenant shall indemnify, defend (by counsel acceptable to Sublessor), protect, and hold harmless Sublessor, and each of Sublessor's trustees, officers, and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation, diminution in the value of the Premises or the Real Property), damages for the loss or restriction on use of rentable or usable space or of any the expiration or earlier termination of the term of the Sublease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Subtenant, or by employees, agents, assignees, contractors, or subcontractors of Subtenant or others acting for or on behalf of Subtenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Subtenant.

          G. SUBLESSOR ENVIRONMENTAL COMPLIANCE COSTS. Sublessor and Subtenant acknowledge that Sublessor may become legally liable for costs of complying with Hazardous Substances Laws that are not the responsibility of Subtenant pursuant to Subsection F, including the following:

          (i) Hazardous Substances present in the soil or ground water on the Property of which Sublessor has no knowledge as of the date hereof;
          (ii) a change in Hazardous Substance Laws making certain Hazardous Substances that are present on the Real Property as of the date hereof, whether known or unknown to Sublessor, a violation of such new Laws; (iii) Hazardous Substances that migrate, flow, percolate, diffuse, or in any way move onto or under the Real Property after the date hereof; (iv) Hazardous Substances present on or under the Real Property as a result of any discharge, dumping, or spilling (whether accidental or otherwise) on the Real Property by other lessees of the Real Property or their agents, employees, contractors, or invitees, or by others. Accordingly, Sublessor and Subtenant agrees that the cost of complying with Hazardous Substances Laws on the Real Property for which Sublessor is legally liable and that are paid or incurred by Sublessor shall not be charged to Subtenant as any other charge. In the event the Premises becomes uninhabitable, as so determined by a government agency, for a period in excess of 30 days due to the presence of a Hazardous Substance in violation of the Hazardous Substances Laws and the Sublessor is responsible for the presence of such Hazardous Substance, then the Sublease shall terminate and the Sublessor shall not be liable to the Subtenant for any damages or costs whatsoever resulting from such early termination.

          H. WITHHOLDING CONSENT TO PROPOSED TRANFEREES. Subtenant acknowledges and agrees that it shall not be unreasonable for Sublessor to withhold its consent to any proposed assignment, subletting, or transfer of Subtenant's interest in the Sublease if (i) the anticipated use of the Premises by the proposed assignee, subtenant, or transferee (collectively, a "Transferee") involves the generation, storage, use, treatment, or disposal of Hazardous Substances; (ii) the proposed Transferee has been required by any prior lessor, lender, or governmental authority to make remedial action in connection with Hazardous Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance. Subtenant acknowledges and agrees that this section shall not be interpreted to modify the section of the Sublease restricting assignment, subletting or transfer of the Subtenant's interest in the Sublease, including implying that such consent cannot be unreasonably withheld.

          I. ADDITIONAL INSURANCE OR FINANCIAL CAPACITY. If at anytime it reasonably appears to Sublessor that Subtenant is not maintaining sufficient insurance or other means of financial capacity to enable Subtenant to fulfill its obligations to Sublessor pursuant to this Section 23, whether or not then accrued, liquidated, conditional, or contingent, Subtenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Sublessor, as Sublessor may from time to time reasonably request. Furthermore, any firm retained by Subtenant to remove Hazardous Substances from the Premises or the Real Property must provide to the Sublessor a certificate of insurance designation public liability, comprehensive auto insurance and environmental impairment liability (or compliance with federal responsibility requirements) with limits to be approved by the Sublessor in each individual case.

     24. ACCESS TO PREMISES. Sublessor and Lessor shall have the right to enter upon the Premises at all reasonable times for all reasonable purposes. Except in cases of emergency, Sublessor shall make reasonable efforts, but shall not be required, to give 24 hours advance notice of its intent to enter the Premises.

     25. SURRENDER OF PREMISES,. Upon the expiration of this Sublease, or any extension thereof, or its termination in any way, Subtenant shall surrender and deliver up the Premises broom clean and in as good order and condition as the same shall have been at the commencement of the initial term of this Sublease, or shall have been put by Subtenant and/or Sublessor, except for reasonable wear and tear, repairs and replacements that Sublessor is required to make and loss by fire or other casualty, and deliver the keys to Sublessor and inform Sublessor of all combinations of locks, safes, or vaults, if any.

     Subtenant hereby expressly authorizes Sublessor as agent of Subtenant to remove such debris and make such changes and repairs as may be necessary to restore the Premises to such condition at the expense of Subtenant without notice to Subtenant, in the event that this covenant and other covenants of this Sublease on the part of the Subtenant in respect to repair are not complied with at the termination of this Sublease, the intent being that the agreement respecting damages suffered by Sublessor through the breach of said covenants shall survive the termination of this Sublease.

     26. RESTORATION OF PREMISES. Upon the expiration or termination of this Sublease or any extension thereof, whether due to default or otherwise, Sublessor shall have the option to have any additions, alterations, and improvements made to the Premises in accordance with Section 11 hereof removed and the Premises restored to the condition in which they were delivered to Subtenant at the beginning of the term of this Sublease. Upon notice to Subtenant from Sublessor of Sublessor's decision to exercise its option to have the additions, alterations, and improvements removed and the Premises restored, Subtenant shall cause the same to be done, at Subtenant's sole expense, no later than forty-five (45) days after the expiration of Subtenant's leasehold estate. Sublessor's exercise of this option shall not affect Subtenant's obligations under Section 25 of the Sublease.

     If this Sublease is terminated due to default by Subtenant, then the notice required from Sublessor to Subtenant under this section shall be served with Sublessor's notice of default required under Section 27 hereof. Should termination of the Sublease result from the expiration of the term or any renewal term of the Sublease, Sublessor shall notify Subtenant of Sublessor's decision to exercise its option to have the additions, alterations, and improvements removed and the Premises restored at least sixty (60) days before the date on which Subtenant's leasehold estate will expire.

     Should Subtenant fail to cause the additions, alterations, and improvements to be removed and the Premises restored with forty-five (45) days after expiration of Subtenant's leasehold, Sublessor may, but shall not be required to, cause the same to be done, and Subtenant shall pay the costs thereof to Sublessor immediately upon Sublessor's giving notice of the same to Subtenant. No such action by Sublessor shall in any way be deemed to be a waiver by Sublessor of any right Sublessor may have hereunder on account of any default by Subtenant.

     27. DEFAULT. If the said rent or any part thereof shall at any time be in arrears and remain unpaid for a period of ten (10) days after Sublessor shall have given notice of same to Subtenant, or if Subtenant shall default in performance of any of the other terms, covenants or conditions of this Sublease and such default shall continue for a period of twenty (20) days after Sublessor shall have given notice thereof to Subtenant, during which period Subtenant shall not have proceeded forthwith to remedy such default and prosecuted such effort diligently until such default shall have been remedied, or if Subtenant shall make an assignment for the benefit of creditors, be adjudged a bankrupt, suffer a receiver or trustee to be appointed in any action or proceeding by or against Subtenant and fail to secure the discharge of such receiver or trustee within forty-five (45) days following such appointment, or if Subtenant shall make an application for an arrangement or reorganization under the bankruptcy laws of the United States, or if Subtenant shall abandon or vacate the Premises, then and in any such cases, it shall be lawful for Sublessor to enter into the Premises and again have, repossess and enjoy the same as if this Sublease had not been made, and thereupon this Sublease and everything contained herein on the part of Sublessor to be done and performed shall cease, terminate and be utterly void, without prejudice however to the rights of Sublessor and obligations of Subtenant (including Sublessor's right to recover from Subtenant all rent reserved hereunder which will thereupon accelerate and become immediately due and payable). Sublessor shall be responsible for any damages to the personal property of Subtenant that both occurs during any such re-entry and results from the negligent, reckless or intentional act or omission of Sublessor's employees or agents while they are acting with the scope of their employment. In the event of acceleration, the total of all remaining rents to be paid by Subtenant will be discounted to present value using the ten-existing rate for one-year Treasury Bills. The commencement of a proceeding or suit in forcible entry and detainer or in ejectment or otherwise after any default by Subtenant shall be equivalent in every respect to actual entry by Sublessor, and in case of such default by Subtenant and entry by Sublessor, Sublessor may, but shall not be obligated to, re-let the Premises.

     It shall be a default under and breach of this Sublease by Sublessor if Sublessor shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Sublease for a period of thirty (30) days after notice thereof from Subtenant; provided, however, that if the term, condition, covenant or obligation to be performed is of such nature that the same cannot reasonably be performed within such 30-day period, such default shall be deemed to have been cured if Sublessor commences such performance within said 30-day period and thereafter diligently undertakes to complete the same. Upon the occurrence any such default by Sublessor, Subtenant may (i) take or commence any action to enforce this Sublease that is permitted under Ohio law, (ii) cure the default and, if such cure required Subtenant to make any payment deduct any reasonable such payment from Subtenant's future rent payments to Sublessor, notwithstanding Section 4 of this Sublease, or (iii) terminate this Sublease, immediately surrender the Premises to Sublessor and cease paying rent hereunder.

     28. RELATIONSHIP OF SUBLESSOR AND SUBTENANT. Subtenant shall not use any trademark, service mark or trade name of Sublessor, not shall Subtenant hold itself out as having any business affiliation with Sublessor without having specific written consent from Sublessor.

     29. ESTOPPEL CERTIFICATE. Subtenant will execute, acknowledge, and deliver to Sublessor or any proposed mortgagee or purchaser a certificate by tenant which confirms the terms and conditions of this Sublease with five (5) days of a written request by Sublessor.

     30. NO WAIVER OF BREACH. Any failure or neglect by Sublessor to assert or enforce any rights or remedies because of any breach or default by Subtenant under this Sublease shall not (except as to those specific instances when express time limits are provided for taking action) prejudice Sublessor's rights or remedies with respect to any existing or subsequent breaches or defaults. Acceptance of any partial payment from Subtenant will not waive Sublessor's right to pursue Subtenant for any remaining balance due nor shall any endorsement or statement on any check or any letter which acknowledges a check or payment of rent be deemed an accord or satisfaction.

     31. TERMINATION BY COURT ORDER. In the event this Sublease is determined in any court action to be in violation of any state law, Subtenant shall vacate the Premises as soon as possible, not look to Sublessor for recovery of any damages or reimbursement of expenses of any kind or of any rent paid hereunder and, upon vacating the Premises, pay all unpaid rent accruing to the time of such vacation.

     32. SIGNS. Subtenant will not place or cause to be placed or maintained on the exterior of the Premises, any sign, advertising matter or other thing of any kind and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining written approval from Sublessor and Lessor, and

Subtenant will maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. Subtenant shall comply with all laws, ordinances, and regulations which shall apply to said signs.

     33. ACTS BEYOND CONTROL OF EITHER PARTY. In the event that either party shall be delayed or hindered or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, inadequate power, restrictive governmental laws or regulations, severe weather conditions, disaster, riots, insurrection, war or other reason of a like nature not the fault of such party in performing work or doing acts required under the terms of this Sublease, the performance of such acts shall be excused for the period of the delay. This provision shall not operate to excuse Subtenant from prompt payment of rent or any other payments required by the terms of this Sublease.

     34. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Sublessor and Subtenant.

     35. APPLICABLE LAW. This Sublease shall be governed and construed according to the laws of the State of Ohio.

     36. NOTICES. Whenever any payment notice, consent, or request is given or made under this Sublease, it shall be made in writing and delivered in person or sent by certified mail. Communications and payments to Subtenant shall be addressed to:

                                 Richard Schorr
                               503 Bellfrey Drive
                              Westerville, OH 43082
                                  614-882-8302
                             jrschon@columbus.n.com

or any other address as may have been specified by prior notice to Sublessor. Communications and payments to Sublessor shall be addressed to:

                                  TechColumbus
                                1275 Kinnear Road
                              Columbus, Ohio 43212

Checks shall be made payable to the TechColumbus.

     37. ENTIRE AGREEMENTS. This Sublease contains all the agreements and understandings made between the parties and may only be modified in writing by the parties or their respective successors in interest.

     38. SEVERABILITY. If any provision of this Sublease shall be invalid, then the remainder of this Sublease shall not be affected or impaired and shall remain in full force and effect.


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

     39. HEADINGS. The headings of the various sections of this Sublease are inserted only for convenience and for reference and in no way define, limit, or describe the scope or intent of this Sublease or any of its provisions.

     40. COUNTERPARTS. This Sublease has been executed by the parties in several counterparts, each of which shall be deemed to be an original copy.

     41. GOVERNMENTAL REGULATIONS. Each party shall comply with all laws, ordinances and regulations of the Government of the United States, State of Ohio, and county and municipal authorities applicable to such party with respect to the use, occupancy, construction, or maintenance of the Premises and site; provided, however, that Sublessor shall be responsible for ensuring compliance with the Americans with Disabilities Act and any other similar legislation as it affects the common areas of the building and Subtenant shall be responsible for ensuring such compliance as it affects the Premises. These laws, ordinances, and regulations include (but are not limited to) those prohibiting discrimination and those requiring payment of "prevailing wages" and participation of minority businesses in construction of improvements.

     42. NON-DISCRIMINATION. During the term of this Sublease, Subtenant shall operate the Premises without discrimination as to race, creed, color, age, sex, religion, national origin or disability with respect to its employees, vendors, contractors, business invitees, and guests.

     IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the day and year first above written.

SUBLESSOR                               SUBTENANT

TECHCOLUMBUS                            METAMATERIA PARTNERS, LLC


By: /s/ Steven Clark                    By: /s/ Richard Schorr
    ---------------------------------       ------------------------------------
    Steven Clark                            Richard Schorr
    Vice President, Incubation              President
    Services


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

                                   EXHIBIT "B"

                              ADMISSION GUIDELINES

The TechColumbus is a non-profit organization supported by City of Columbus and State of Ohio, and has a public obligation to assist development stage technology-based companies. The Board of Trustees has established a number of policies to ensure that the Center's services will be fairly distributed to those who demonstrate the potential to grow and contribute to the employment and economic advancement of the community.

Candidates for admission must meet the definition of a technology-based company and must evidence the ability to commercialize a technology-based product, process or service venture via a business plan.

Candidates for admission must meet the definition of a technology-based company which is pursuing commercial applications of science-based innovation, employing technicians, scientists, engineers and business executives; and requiring extensive commercialization assistance to introduce new products or services to the market

     1. It is the policy of TechColumbus that a business plan be submitted to the Vice President of Incubation Services.

          The business plan should address:
          Company organization (business description)
          Products and services
          Proprietary technology
          Market assessment and sales forecast
          Status of research and development
          Manufacturing methods
          Financial plan and 3 year forecast
          Sources of capital
          Future financing requirements

          - Business plan goals will be reviewed quarterly by the Vice President and Senior Staff of Incubation Services.

          - Business plans will be reviewed at least once a year by the Vice President and Senior Staff of Incubation Services.

     2. Establish and maintain an advisory board that is appropriate for the Client and which may include members of the TechColumbus staff.

     3. Submit mutually agreeable financial reports to Incubation Services of TechColumbus. These reports shall include an Income Statement, Balance Sheet, Sources and Uses of Funds Statement.

     4. Participate with TechColumbus in preparing periodic and other reports as requested by the Ohio Department of Development, The State of Ohio and TechColumbus Board of Trustees.

     5. Cooperate in co-marketing and joint marketing programs via mutually agreeable channels.

     6. Client shall provide a capitalization table of the shareholders, calculated on a fully diluted basis, of the Client's organization including the total number of authorized, issued and outstanding shares of Client's equity securities.

     7. It is the policy of the TechColumbus to require lease agreements of all tenants.

          A. Following the initial one year lease, negotiation of a subsequent lease is dependent on progress toward the business plan objectives, and subject to the approval of the Vice President and other Senior Staff of Incubation Services.

          B. The lease contains clauses stipulating the payment of a security deposit with the first month's rent, a penalty for late payment of rent, and TechColumbus reserves the right to evict any tenant found in violation of the lease agreement.

          C. Basic services are to be included in the rental agreement to be provided by the Business Technology Center per the current "Rent and Basic Services" policy.

          D.   Rental rate are described in the "Tenant Rent Structure" policy.

                              GRADUATION GUIDELINES

It is the intent of these guidelines to frame the expectations regarding the length of occupancy of the clients of TechColumbus. It is necessary to state these expectations because TechColumbus is intended to serve as an interim facility to assist technology-based businesses in the early stages of their development. TechColumbus must balance its desire to provide each client with sufficient resources to permit business success with the need to provide as many entrepreneurs as possible with an opportunity to incubate their businesses. TechColumbus intends to deal with each client's situation in a flexible manner and retains the right to consider extenuating circumstances in each case.

     1. We have an expectation that science and technology-based companies will require incubation periods of 3-5 years while companies in more market sensitive industries may require only 1-3 years. This is true because the former have longer product development cycles resulting from the need for clinical evaluations, field trials, regulatory approvals, etc.

     2. During the period of residency in TechColumbus, we will employ a process which continually monitors a client's progress against their business plan and assists with certain matters of business development. This will include, but not be limited to:

          - A quarterly business reporting system of goals and performance against goals including historical and pro forma financial statements.

          - Assistance with identification and creation of a business advisory board within the first 18 months of residency.

We recognize that a company's business plan is a dynamic document that is continually changing. The Incubation Services Committee will formally review each company's business plan at least once annually in order to determine how TechColumbus can be of continuing assistance to the client.

     3. Planning for graduation will take place at a meeting between the Client and the Incubation Services Committee. This meeting will normally occur at the end of Year 2. At this meeting, both parties will work to develop milestones, a timetable, and a list of action items that will enable the client to make a smooth transition from TechColumbus.

     4. At the time for graduation approaches, the Incubation Services Committee will attempt to assist in the relocation process by introducing the client to facilities and sources of support, such as OSU's Research Park, the Incubator Without Walls, the Commercial Realtors Association, the Chamber of Commerce, etc.

     5. At the end of the fifth year of occupancy, the Incubation Services Committee may grant an extension for an additional year, if there are extenuating circumstances that would indicate that a company's chances of viability would be significantly enhanced by remaining in the incubator. Rental fees would increase to equal commercial rates, unless there were mitigating factors in the judgment of the Incubation Services Committee.

     6. If additional extensions are requested by the client past the sixth year, approval by the Board of Directors will be required.